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                                                              Exhibit 23.7


                                         May 23, 2000


The Board of Directors
24/7 Media, Inc.
1250 Broadway, 27th Floor
New York, NY 10001-3701

     Re:   Proxy Statement of 24/7 Media, Inc. ("24/7 Media")
           Filed as Part of the Joint Proxy Statement-Prospectus
           -----------------------------------------------------

Dear Members of the Board:

     Reference is made to our opinion letter dated February 28, 2000 with respect to the fairness, from a financial point of view, to 24/7 Media of the exchange ratio in connection with the Merger as defined in the first paragraph of such opinion letter pursuant to the Merger Agreement referred to therein.

     The foregoing opinion letter is for the information and assistance of the Board of Directors of 24/7 Media in connection with its consideration of the transactions contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purposes, nor is it to be filed with or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

     In that regard, we hereby consent to the reference to the opinion of our firm under the caption "Opinion of 24/7 Media's Financial Advisor" and to the inclusion of the foregoing opinion as Annex D to the Joint Proxy Statement-Prospectus of 24/7 Media and Exactis.com, Inc., which Joint Proxy Statement-Prospectus is part of the filing of the Registration Statement on Form S-4 of 24/7 Media. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder nor do we consent to the reference or inclusion of our opinion in any subsequent filing or amendments to the above-referenced Registration Statement.

                                       Very truly yours,

                                       LAZARD FRERES & CO. LLC


                                       By: /s/ Robert Hougie
                                           --------------------------------
                                           Robert Hougie
                                           Managing Director